EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of The Multicare Companies, Inc. and Subsidiaries on Form S-3 of our report dated August 15, 1995, except for Note 17 as to which the date is September 12, 1995 on our audits of the consolidated financial statements of Concord Health Group, Inc. as of June 30, 1995 and 1994, and for the years ended June 30, 1995, 1994 and 1993. We also consent to the reference to our firm under the caption "Experts."

                                             /s/ Coopers & Lybrand L.L.P.

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September 25, 1996